Exhibit 15.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-81524, 333-100472, 333-107160, 333-122785, 333-125978, 333-135116, 333-151490, 333-161683, 333-161684, 333-167643, 333-196453 and 333-262071) and on Form F-3 (No.333-254736) of Telefonaktiebolaget LM Ericsson of our report dated March 19, 2020, relating to the financial statements, which appears in the Annual Report on Form 20-F.

/s/ PricewaterhouseCoopers AB

Stockholm, Sweden

March 25, 2022